Joint Filer Information

Names:	VPC SBIC I, LP, VPC SBIC GP, LLC, Jacob Capital, L.L.C., Victory Park Management, LLC and Richard Levy

Address:	227 West Monroe Street, Suite 3900 Chicago, Illinois 60606

Designated Filer:	Victory Park Capital Advisors, LLC

Issuer and Ticker Symbol:	Katy Industries, Inc. [KATY]

Date of earliest transaction Required to be reported:	May 14, 2017

The undersigned, VPC SBIC I, LP, VPC SBIC GP, LLC, Jacob Capital, L.L.C., Victory Park Management, LLC and Richard Levy, are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Victory Park Capital Advisors, LLC with respect to the beneficial ownership of securities of Katy Industries, Inc.

Signatures:

VPC SBIC I, LP

By: VPC SBIC GP, LLC, its General Partner

By: Jacob Capital L.L.C., its manager

By: /s/ Richard Levy

Name: Richard Levy

Its: Sole Member

VPC SBIC GP, LLC

By: Jacob Capital L.L.C., its manager

By: /s/ Richard Levy

Name: Richard Levy

Its: Sole Member

VICTORY PARK MANAGEMENT, LLC

By: /s/ Scott R. Zemnick

Name: Scott R. Zemnick

Title: Manager

JACOB CAPITAL, L.L.C.

By: /s/ Richard Levy

Name: Richard Levy

Title: Sole Member

/s/ Richard Levy

Richard Levy